Exhibit 5.1

                         [Letterhead of Dumoulin Black]

July 16, 2004

WaveRider Communications Inc.
255 Consumers Road
Suite 500
Toronto, Ontario M2J 1R4

WaveRider Communications (Canada) Inc.
255 Consumers Road
Suite 500
Toronto, Ontario M2J 1R4

Ladies and Gentlemen:

Re:      WaveRider Communications (Canada) Inc.
         Registration Statement on Form F-4


We have acted as local corporate counsel in British Columbia to WaveRider Communications Inc., a Nevada corporation ("WaveRider"), and WaveRider Communications (Canada) Inc. ("WCAN"), a British Columbia corporation, in connection with (i) the Registration Statement on Form F-4 (the "Registration Statement") filed by WCAN with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof; and (ii) the proposed reorganization (the "Reorganization"), as described therein.

Under the proposed Agreement and Plan of Merger (the "Merger Agreement") to be entered into in connection with the Reorganization, each issued share of common stock, par value US$0.01 per share of WaveRider, as such shares exist following the consolidation on a 10 for 1 basis on July 1, 2004, ("WaveRider Common Stock") will be converted into the right to receive one common share (with no par value) in the capital of WCAN ("WCAN Common Share"). In addition, upon the Merger as defined in the Merger Agreement being effective, WCAN shall assume all WaveRider warrants, convertible debentures and stock options issued under WaveRider's Stock Option Plans (the "Convertible Securities") outstanding at the time the Merger becomes effective and the Convertible Securities will be automatically exercisable or convertible, as the case may be, for WCAN Common Shares on the same basis as if the Convertible Securities had been exercised or converted for WaveRider Common Stock prior to the Merger.

In rendering the opinion expressed below, we have examined and relied upon a directors' resolution of WCAN dated July 15, 2004 and such other officer certificates and documents as we have deemed relevant and necessary. Our opinion is conditioned, among other things, not only upon such accuracy and completeness of such documents as of the date hereof, but also the continuing accuracy and completeness thereof as of the effective time of the Merger. Moreover, we have assumed the absence of any change to any of such instruments between the date hereof and the effective time of the Merger.

We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have further assumed that the transactions related to the Reorganization or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement.

Based on the foregoing, we advise you that, in our opinion, the issuance of up to 22,624,856 WCAN Common Shares (or such additional number of WCAN Common Shares as may be issuable in connection with the Merger) to be issued by WCAN in exchange for WaveRider Common Stock and the issuance of additional WCAN Common Shares upon exercise or conversion of the Convertible Securities in connection with the Reorganization has been duly approved by the board of directors of WCAN and such shares, when issued in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced therein that becomes untrue or incorrect. This opinion is furnished to you solely for use in connection with the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/  Dumoulin Black